Exhibit 5.1

August 10, 2021

ServisFirst Bancshares, Inc.

2500 Woodcrest Place

Birmingham, Alabama 35209

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ServisFirst Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the filing of an automatic shelf registration statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”). The Registration Statement relates, among other things, to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indefinite amount of the following securities of the Company (collectively, the “Securities” and, each, a “Security”):

(i)	common stock, par value $0.001 per share (the “Common Stock”);
(ii)	preferred stock, par value $0.001 per share (the “Preferred Stock”);
(iii)	depositary shares representing a fraction of a share of a particular class or series of the Preferred Stock (the “Depositary Shares”) pursuant to one or more deposit agreements (a “Deposit Agreement”);
(iv)	warrants for the purchase of Common Stock, Preferred Stock or Units (as defined below) (the “Warrants”), pursuant to one or more warrant agreements (a “Warrant Agreement”);
(v)	contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”), issued pursuant to one or more purchase contract agreements (a “Purchase Contract Agreement”);
(vi)	unsecured debt securities, whether senior or subordinated (collectively, the “Debt Securities”); and
(vii)	units, to be comprised of two or more of the Securities (the “Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”).

Unless otherwise specified in the applicable prospectus supplement, any Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and a trustee (“Trustee”) at a later date.

Bradley Arant Boult Cummings LLP | One Federal Place | 1819 Fifth Avenue North | Birmingham, AL 35203-2119 | 205.521.8000 | bradley.com

August 10, 2021 Page 2

We also have participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement, or in a related free writing prospectus.

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement; (ii) the restated certificate of incorporation, as amended (“Certificate of Incorporation”), and bylaws, as amended (“Bylaws”), of the Company, each as in effect as of the date hereof; (iii) certain resolutions adopted by the Board of Directors (the “Board”) of the Company related to the registration of the Securities and related matters; and (iv) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as certified, facsimile, conformed, electronic or photostatic copies, the truthfulness of all statements of fact contained therein, the absence of duress, fraud or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein, and, as to certificates, facsimile, electronic and oral statements or confirmations given by public officials, we have assumed the same to have been properly given and to be accurate when given and to have remained accurate through the date hereof. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto, other than the Company.

In connection with this opinion letter, we have assumed with your consent that, at or prior to the time of delivery of any Securities: (i) the Board, and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related Securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, and all necessary post-effective amendments thereto, will have become effective, and such effectiveness shall not have been terminated, rescinded or suspended at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement for the applicable offering will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (v) the Registration Statement, the Securities and any definitive purchase, underwriting or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the applicable Indenture and supplemental Indenture, if any, related to the Debt Securities will be duly authorized, executed and delivered by the parties thereto, the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), the Trustee will have been selected and qualified under the TIA, the applicable Indenture and the Debt Securities will by their terms be governed by the law of the State of New York, and the Debt Securities will have been validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee under the applicable Indenture; (vii) each person signing the applicable Indenture and supplemental Indentures, if any, will have the legal capacity and authority to do so; (viii) at the time of any offering or sale by the Company of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (ix) in the case of Preferred Stock of any series, the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware; (x) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (xi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Bradley Arant Boult Cummings LLP | One Federal Place | 1819 Fifth Avenue North | Birmingham, AL 35203-2119 | 205.521.8000 | bradley.com

August 10, 2021 Page 3

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Delaware, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents, (ii) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s organizational documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof and will not provide for the compounding of interest if prohibited by applicable law, and (v) the choice of New York law in the applicable Indenture will be legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

Our opinions expressed herein as to the validity, binding effect and enforceability of the obligations of the Company with respect to certain of the Securities are specifically qualified to the extent that the validity, binding effect or enforceability of such obligations may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors' rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; (iv) concepts of good faith, fair dealing and reasonableness; and (v) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest. We express No opinion with respect to (a) the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, (b) the enforceability of any waiver of any usury defense, and (c) the enforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the General Corporation Law of the State of Delaware and the internal laws of the State of New York that, in our experience, are generally recognized as applicable to transactions contemplated in the issuance of the Securities. We express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws). The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Bradley Arant Boult Cummings LLP | One Federal Place | 1819 Fifth Avenue North | Birmingham, AL 35203-2119 | 205.521.8000 | bradley.com

August 10, 2021 Page 4

Subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, as of the date hereof:

1.       With respect to any shares of Common Stock to be offered, when (and assuming): (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as not to violate any applicable law, rule or regulation or the Company's Certificate of Incorporation or Bylaws as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any orders, decrees, requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording, or registration with, any governmental authority having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company's Bylaws and Delaware law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.       With respect to any shares of Preferred Stock to be offered, when (and assuming): (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been included as part of a certificate of designation duly filed with, and accepted for record by, the Secretary of State of the State of Delaware, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any Prospectus Supplement thereto; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or the Company's Certificate of Incorporation or Bylaws as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any orders, decrees, requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording, or registration with, any governmental authority having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company's Bylaws and Delaware law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Bradley Arant Boult Cummings LLP | One Federal Place | 1819 Fifth Avenue North | Birmingham, AL 35203-2119 | 205.521.8000 | bradley.com

August 10, 2021 Page 5

3.       With respect to any Depositary Shares to be offered, when (and assuming): (a) a Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (b) the terms of the Depositary Shares and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or the Company's Certificate of Incorporation or Bylaws as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any orders, decrees, requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording, or registration with, any governmental authority having jurisdiction over the Company; (c) the depositary receipts evidencing the Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the terms of the applicable Deposit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act, in the manner contemplated in the Registration Statement or any Prospectus Supplement thereto; and (d) the Preferred Stock represented by the Depositary Shares has been duly authorized and validly issued by the Company and is fully paid and nonassessable and duly delivered to the depositary, the depositary receipts evidencing the Depositary Shares, when issued and sold or otherwise distributed in accordance with the applicable Deposit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.       With respect to any Warrants to be offered, when (and assuming): (a) a Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (b) the terms of the Warrants and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or the Company's Certificate of Incorporation or Bylaws as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any orders, decrees, requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording, or registration with, any governmental authority having jurisdiction over the Company; and (c) the Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the terms of the applicable Warrant Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act, in the manner contemplated in the Registration Statement or any Prospectus Supplement thereto; the Warrants, when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.       With respect to any series of Purchase Contracts to be offered, when (and assuming): (a) a Purchase Contract Agreement relating to the Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (b) the terms of the Purchase Contracts and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or the Company's Certificate of Incorporation or Bylaws as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any orders, decrees, requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording, or registration with, any governmental authority having jurisdiction over the Company; and (c) the Purchase Contracts have been duly executed, delivered, countersigned, issued and sold in accordance with the terms of the applicable Purchase Contract Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act, in the manner contemplated in the Registration Statement or any Prospectus Supplement thereto; the Purchase Contracts, when issued and sold or otherwise distributed in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Bradley Arant Boult Cummings LLP | One Federal Place | 1819 Fifth Avenue North | Birmingham, AL 35203-2119 | 205.521.8000 | bradley.com

August 10, 2021 Page 6

6.       With respect to any Debt Securities to be offered, when (and assuming): (a) the applicable Indenture (including, for purposes of this paragraph, any supplemental Indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been (i) duly authorized by the Company's Board, (ii) duly executed and delivered by each party thereto, (iii) duly qualified under the TIA and filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act; (b) the Trustee shall have been selected and qualified under the TIA; (c) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; (d) the terms of the Debt Securities and of their issuance and sale have been established in conformity with the applicable Indenture and so as not to violate any applicable law, rule or regulation or the Company's Certificate of Incorporation or Bylaws as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any orders, decrees, requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority having jurisdiction over the Company; (e) the Debt Securities have been executed and authenticated in accordance with the terms of the applicable Indenture; and (f) the Debt Securities have been duly executed, issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board and as contemplated in the Registration Statement or any Prospectus Supplement thereto, then the Debt Securities to be issued under the applicable Indenture will be duly authorized for issuance and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

7.       With respect to any Units to be offered, when (and assuming): (a) the Unit Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or the Company's Certificate of Incorporation or Bylaws as then in effect, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any orders, decrees, requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording, or registration with, any governmental authority having jurisdiction over the Company; (d) the certificates, if any, evidencing the Units have been executed and authenticated in accordance with the terms of the relevant Unit Agreement; and (e) the Units and their component Securities have been duly executed, delivered, countersigned, issued and sold in accordance with the terms of the applicable Unit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act, in the manner contemplated in the Registration Statement or any Prospectus Supplement thereto; then the Units, when issued and sold or otherwise distributed in accordance with the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review all operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

Bradley Arant Boult Cummings LLP | One Federal Place | 1819 Fifth Avenue North | Birmingham, AL 35203-2119 | 205.521.8000 | bradley.com

August 10, 2021 Page 7

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP

Bradley Arant Boult Cummings LLP | One Federal Place | 1819 Fifth Avenue North | Birmingham, AL 35203-2119 | 205.521.8000 | bradley.com